Exhibit 99.1

August 7, 2014

We are pleased to share your company’s financial results for the second quarter of 2014. Net Income for the quarter was $1.9 million, or $0.43 per share, compared to $1.8 million, or $0.40 per share, for 2013, an increase of 6.8% quarter over quarter. Year to date earnings for 2014 were $3.7 million, or $.83 per share, compared to $3.5 million, or $.79 per share, for 2013, an increase of 4.2% year over year.

Total assets grew to $571.5 million at the end of the second quarter 2014 as compared to $546.7 million at the end of the same period in 2013. This represents 4.5% growth year over year. Total loans grew to $462.2 million as of June 30, 2014 from $449.4 million as of June 30, 2013, an increase of 2.9%. Total deposits reached $490.9 million compared to the prior year of
$474.0 million, and increase of 3.6%. The Company had total capital of $51.9 million with a book value per share of $11.64 as of June 30, 2014 compared to $45.8 million and $10.27 per share at June 30, 2013.

Notable in year to date results is a $435 thousand increase in net interest income coupled with a decrease of $309 thousand in gain on real estate loans sold. While we have been fortunate to have a strong level of gains on real estate loans sold over the last few years, we have been seeking to rely less on this source of revenue and shift our focus to increasing “core” earnings by improving sustainable revenues and becoming more efficient. We are making progress in both areas.

When we last wrote at the end of the first quarter, many of us were wondering if there would be a maple sugar crop, as the sugaring season had barely begun. Most of the old timers counseled patience, and they were right, sap flowed during a couple of weeks in April and most maple producers ended up with an “average” crop. Good news for those who produce maple and good for the local economy as well.

Speaking of the economy, we are seeing continued improvement in many sectors. The local travel and tourism industry has been stringing several good seasons together including last fall and winter. This summer season has started off well allowing many businesses to begin to make up for the prolonged travel recession faced beginning in 2008, though there is still room for improvement.

Those who live nearby can attest that the road construction industry is booming. Morrisville in particular, is inundated by road improvement projects, from literally every direction coming into town. Home building is also fairly busy, with some geographies busier than others.

In general, there has been a tightening in the labor market which, though a bit painful for employers, tends to be a positive sign in the long term. There is still uncertainty as the economy gradually improves. Not all parts of our footprint are recovering equally, and the real estate market is still not solid in all of the areas we serve. Fortunately, things seem to be going in the right direction, which is certainly helpful to the banking business.

We are pleased to let you know that we have opened our
newest branch office in Lincoln, New Hampshire this June. Should you be in the area, be sure and stop by and see the great job our Facilities Manager Paul Grogan did coordinating the conversion of a pancake restaurant back into a bank.

Enclosed, please find a check or advice of deposit for a cash dividend of $.26 per share. If you have not done so, please
consider signing up for direct deposit of your dividend.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

Sincerely,
TRANSFER AGENT:
Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
	Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: www.UnionBankVT.com
About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 17 banking offices, a loan center and multiple ATMS throughout its geographical footprint.

Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

Union Bankshares, Inc.

DIRECTORS	OFFICERS		Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)
Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
Cynthia D. Borck	David S. Silverman - President & CEO
Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer		ASSETS	June 30, 2014	June 30, 2013	June 30, 2014		June 30, 2013	June 30, 2014	June 30, 2013
John M. Goodrich	John H. Steel - Secretary						(3 months ended)		(6 months ended)
Timothy W. Sargent	Kristy Adams Alfieri - Assistant Secretary		Cash and Due from Banks	$4,154	$3,977	Interest Income	$6,184	$6,079	$12,296	$12,016
David S. Silverman	Jeffrey G. Coslett - Vice President
John H. Steel			Federal Funds Sold & Overnight Deposits	15,490	8,277	Interest Expense	529	613	1,106	1,261
Schuyler W. Sweet						Net Interest Income	5,655	5,466	11,190	10,755
Neil J. Van Dyke			Interest Bearing Deposits in Banks	13,713	22,262	Provision for Loan Losses	75	75	150	135

Union Bank			Investment Securities	50,001	37,032
	REGIONAL					Net Interest Income After Provision for Loan Losses	5,580	5,391	11,040	10,620
DIRECTORS	ADVISORY BOARD		Loans Held for Sale	6,662	4,460
Kenneth D. Gibbons-Chairman	MEMBERS					Trust Income	191	154	366	317
Cynthia D. Borck	Michael R. Barrett - St. Johnsbury		Loans, net	455,583	444,914	Noninterest Income	1,919	1,966	3,707	3,959
Steven J. Bourgeois	Joel S. Bourassa - Northern NH
John M. Goodrich	Steven J. Bourgeois - St. Albans		Reserve for Loan Losses	(4,610)	(4,752)	Noninterest Expenses:
Timothy W. Sargent	Stanley T. Fillion - Northern NH					Salaries & Wages	2,194	2,235	4,441	4,392
David S. Silverman	Rosemary H. Gingue - St. Johnsbury		Premises and Equipment, net	10,979	10,184
John H. Steel	Coleen K. Kohaut - St. Albans					Pension & Employee Benefits	703	638	1,370	1,321
Schuyler W. Sweet	Justin P. Lavely - St. Johnsbury		Other Real Estate Owned, net	200	644
Neil J. Van Dyke	Daniel J. Luneau - St. Albans					Occupancy Expense, net	295	291	634	622
	Alexandra S. Maclean - St. Johnsbury		Accrued Interest & Other Assets	19,316	19,676
	Mary K. Parent - St. Johnsbury					Equipment Expense	410	388	797	814
	Samuel H. Ruggiano - St. Albans		Total Assets	$571,488	$546,674
	David S. Silverman - All					Other Expenses	1,668	1,670	3,217	3,252
	Schuyler W. Sweet - Northern NH
	Norrine A. Williams - Northern NH		LIABILITIES & SHAREHOLDERS' EQUITY	June 30, 2014	June 30, 2013	Total	5,270	5,222	10,459	10,401

Union Bank Offices (ATMs at all Branch Locations)						Income Before Taxes	2,420	2,289	4,654	4,495
			Noninterest Bearing Deposits	$81,140	$79,888	Income Tax Expense	501	492	971	961

VERMONT			Interest Bearing Deposits	290,980	266,176	Net income	$1,919	$1,797	$3,683	$3,534
Danville	421 Route 2 East	802-684-2211
Fairfax	Jct. Routes 104 & 128	802-849-2600	Time Deposits	118,736	127,953	Earnings per share	$0.43	$0.40	$0.83	$0.79
Hardwick	103 VT Route 15 West	802-472-8100				Book Value Per Share			$11.64	$10.27
Jeffersonville	44 Main Street	802-644-6600	Borrowed Funds	24,759	20,178
Johnson	198 Lower Main Street	802-635-6600
Lyndonville	183 Depot Street	802-626-3100	Accrued Interest & Other Liabilities	3,986	6,685
Morrisville	20 Lower Main Street	802-888-6600
	65 Northgate Plaza	802-888-6860	Common Stock	9,858	9,852
St. Albans	15 Mapleville Depot	802-524-9000
St. Johnsbury	364 Railroad Street	802-748-3131	Paid in Capital	404	331
	325 Portland Street	802-748-3121
S. Burlington	Loan Center		Retained Earnings	44,769	42,077
	30 Kimball Avenue	802-865-1000	Accumulated Other Comprehensive Income (Loss)	778	(2,588)
Stowe	47 Park Street	802-253-6600

NEW HAMPSHIRE			Treasury Stock at Cost	(3,922)	(3,878)
Groveton	3 State Street	603-636-1611
Littleton	263 Dells Road	603-444-7136	Total Liabilities & Shareholders' Equity	$571,488	$546,674
	76 Main Street	603-444-5321	Standby letters of credit were $1,924,000 and $2,053,000 at June 30, 2014 and 2013, respectively.
Lincoln	135 Main Street	603-745-4000
N. Woodstock	155 Main Street	603-745-2488